Exhibit 10.4

[FORM OF CONSENT PROVIDED BY OFFICERS IN CONNECTION

WITH AMENDMENTS TO SUPPLEMENTAL RETIREMENT PLANS]

June __, 2006

To:	[Name]

From:	M. O. Burns - Chair, Compensation Committee

Re:	Supplemental Retirement Plans

Green Mountain Power Corporation (the Company) has agreed to merge with a subsidiary of Northern New England Energy Corporation (the “Merger”). Completion of the Merger is subject to the approval of the Company’s shareholders and the approval of the regulatory authorities.

Approval of the Merger by the Company’s shareholders will constitute a Change of Control under your Supplemental Retirement Plan or SERP. Your SERP provides certain additional rights to you if you are employed by the Company on the date a Change of Control occurs.

You have entered into, or soon will enter into, new agreements relating to the terms of your employment on and after completion of the Merger. Among other things, the new agreements provide (or will provide) that approval of the Merger by the Company’s shareholders will not constitute a control change under your Change of Control Agreement with the Company.

Similarly, the Company asks that you agree, as of this date, that the execution of the merger agreement, the shareholders’ approval of the Merger and completion of the Merger will not constitute a Change of Control for purposes of your SERP. Your agreement needs to be effective at this time in order to avoid potential adverse tax consequences under the “parachute payment” provisions of the Internal Revenue Code.

Please sign below and return this memorandum to Donald J. Rendall, VP & General Counsel. You should keep a copy of this memorandum for your records. Please feel free to contact Don Rendall if you have any questions about this memorandum.

Acceptance

I hereby accept and agree that the Merger (including the execution of the merger agreement, the approval of shareholders and the completion of the Merger) will not constitute a Change of Control under my Supplemental Retirement Plan with the Company. My acceptance of this change to my Supplemental Retirement Plan is effective as of the date shown below.

Date:	Signed:

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